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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
MTR Gaming Group, Inc. and Subsidiaries

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-14475 and 333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (No. 333-12839), the Registration Statements on Forms S-4 (Nos. 333-105188), and the Registration Statements on Forms S-8 (Nos. 333-76270, and 333-110920) of our reports dated April 2, 2008, with respect to the consolidated financial statements and schedule of MTR Gaming Group, Inc., and the effectiveness of internal control over financial reporting of MTR Gaming Group, Inc., included in this Form 10-K for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

Pittsburgh, Pennsylvania
April 2, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm